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                                                                    EXHIBIT 23.3

                       CONSENT OF INDEPENDENT ACCOUNTANTS

    We hereby consent to the use in this Registration Statement on Form S-1 of our reports dated February 26, 1998 (for the year ended December 31, 1997) and April 9, 1999 (for the year ended December 31, 1998), except for the US GAAP reconciliation as described in Note 24 which is at September 15, 2000, relating to the financial statements and financial statement schedules of Pharmacia & Upjohn (Cambridge) Limited, which appear in the Registration Statement. We also consent to the references to us under the heading "Experts" in such Registration Statement.

/s/ PricewaterhouseCoopers

PRICEWATERHOUSECOOPERS
Cambridge, England
November 8, 2000